Exhibit 99.1

Stellus Capital Management, LLC and Subsidiary

Consolidated Financial Statements as of and for the year ended December 31, 2025, and Independent Auditor’s Report

C O N T E N T S

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Independent Auditor’s Report

The Members
Stellus Capital Management, LLC:

Opinion

We have audited the consolidated financial statements of Stellus Capital Management, LLC and its subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2025 and the related consolidated statements of operations, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.0

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●
Exercise professional judgment and maintain professional skepticism throughout the audit.
●
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Chicago, Illinois
September 4, 2026

Stellus Capital Management, LLC and Subsidiary

Consolidated Balance Sheet

As of
December 31,
2025
ASSETS
Cash and cash equivalents	$1,169,541
Accounts receivable	8,136
Due from related parties	9,196,718
Prepaid expenses and other assets	585,032
Right-of-use assets	381,589
Property and equipment, net	63,886
Total assets	$11,404,902
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$2,130,394
Separation agreement obligation	12,734,789
Due to related parties	111,988
Accrued compensation and benefits	5,517,147
Lease obligations	391,597
Total liabilities	20,885,915
EQUITY:
Members' equity	(9,574,178)
Noncontrolling interest	93,165
Total equity	(9,481,013)
TOTAL LIABILITIES AND EQUITY	$11,404,902

The Notes to the Consolidated Financial Statements are an integral part of this statement

Stellus Capital Management, LLC and Subsidiary

Consolidated Statement of Operations

For the Year
Ended December 31,
2025
REVENUES
Management and advisory fees	$38,277,184
Total revenues	38,277,184
OPERATING EXPENSES
Compensation and benefits	13,750,142
Professional fees	1,289,293
General, administrative and other	2,141,460
Depreciation	51,031
Total operating expenses	17,231,926
OTHER INCOME
Other gains	96,121
Total other income	96,121
Income before income taxes	21,141,379
Income tax expense	—
NET INCOME	$21,141,379
Less: net income attributable to noncontrolling interests	1,063,054
NET INCOME ATTRIBUTABLE TO STELLUS CAPITAL MANAGEMENT, LLC	$20,078,325

The Notes to the Consolidated Financial Statements are an integral part of this statement

Stellus Capital Management, LLC and Subsidiary

Consolidated Statement of Changes in Equity

	Members'	Noncontrolling	Total
	Equity	Interests	Equity
Balance at December 31, 2024	$(10,792,573)	$93,165	$(10,699,408)
Adjustment to separation agreement obligation	2,758,485	—	2,758,485
Net income	20,078,325	1,063,054	21,141,379
Distributions	(21,618,415)	(1,063,054)	(22,681,469)
Balance at December 31, 2025	$(9,574,178)	$93,165	$(9,481,013)

The Notes to the Consolidated Financial Statements are an integral part of this statement

Stellus Capital Management, LLC and Subsidiary

Consolidated Statement of Cash Flows

For the Year
Ended December 31,
2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$21,141,379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,031
Changes in operating assets and liabilities:
Accounts receivable	1,071,867
Right-of-use assets	(259,771)
Due from related parties	(795,499)
Prepaid expenses and other assets	(112,157)
Accounts payable and accrued expenses	918,360
Due to related parties	(49,485)
Accrued compensation and benefits	80,257
Lease obligation	258,525
Net cash provided by operating activities	22,304,507
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(38,373)
Net cash provided by investing activities	(38,373)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments under separation agreement	(504,132)
Distributions	(21,618,415)
Distributions to noncontrolling interests	(1,063,054)
Net cash used in financing activities	(23,185,601)
Net change in cash, cash equivalents and restricted cash	(919,467)
CASH AND CASH EQUIVALENTS, beginning of year	2,089,008
CASH AND CASH EQUIVALENTS, end of year	$1,169,541

For the Year
Ended December 31,
2025
SUPPLEMENTAL INFORMATION
Cash paid for amounts included in lease obligation	$202,193

NON-CASH SUPPLEMENTAL INFORMATION
Additions to right-of-use assets	$439,777
Additions to lease liabilities	439,777

The Notes to the Consolidated Financial Statements are an integral part of this statement

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1. Organization and Nature of Business

Stellus Capital Management, LLC (“SCM”) was formed as a Delaware limited liability company on November 11, 2011, and operates pursuant to the terms of its Limited Liability Company Agreement (the “LLC Agreement”). The Company is owned by Stellus Capital Management Holdings, L.P. and SCM Holdings GP, LLC (collectively, the “Members”) and is managed by Stellus Capital Management Holdings, L.P. (solely, the “Managing Member”), its designated managing member in accordance with the LLC Agreement. Unless dissolved in accordance with the terms of its LLC Agreement or applicable Delaware law, the Company has perpetual existence.

The Company is an alternative asset management firm focused primarily on direct lending and other credit-oriented investment strategies. SCM provides investment management, advisory, administrative, and related services to its affiliated investment vehicles, including business development companies, private investment funds, separately managed accounts, and other investment structures (collectively, the “Funds”).

The Company’s principal operations consist of originating, structuring, underwriting, monitoring, and managing investments on behalf of the Funds. The Company earns management fees, incentive fees, and other performance-based compensation pursuant to investment management and advisory agreements with the Funds. The Company also earns fees, known as arranger fees, in connection with originating and arranging lending transactions for its portfolio companies, their borrowers and others.

SCM is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940. SCM’s offices are primarily located in Houston, Texas.

Note 2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of SCM and its consolidated subsidiary, Stellus Private BDC Advisor, LLC (collectively with SCM, the “Company”).

The consolidated financial statements of the Company are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All accounts are maintained in U.S. dollars.

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary over which the Company has a controlling financial interest. All significant intercompany accounts, transactions, profits, and losses have been eliminated in consolidation.

Noncontrolling interests represent the equity interests in consolidated subsidiaries that are not attributable, directly or indirectly, to the Company. Net income or loss and comprehensive income or loss are attributed to the Company and the noncontrolling interests based on their respective ownership interests.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the consolidated financial statements and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers any investment with an original maturity of three months or less to be a cash equivalent. Cash equivalents consist of investments held in a money market sweep account. At December 31, 2025, cash equivalents totaled $840,692.

The Notes to the Consolidated Financial Statements are an integral part of this statement

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation, and are depreciated over their estimated useful lives, ranging from 3 to 5 years, using the straight-line method beginning in the year an item was placed in service. Leasehold improvements, which are also stated at cost, less accumulated amortization, are amortized over the shorter of their estimated useful lives or the term of the leases.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between independent and knowledgeable parties who are willing and able to transact for an asset or liability at the measurement date. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value and then the Company ranks the estimated values based on the observability of the inputs used following the fair value hierarchy set forth by the Financial Accounting Standards Board (FASB).

As of December 31, 2025, the Company used the following valuation techniques to measure fair value for assets:

Level 1 – Assets were valued using the closing price reported in the active market in which the individual security was traded.

Level 2 – Assets were valued using quoted prices in markets that are not active, broker dealer quotations, and other methods by which all significant inputs were observable at the measurement date.

Level 3 – Assets were valued using unobservable inputs in which little or no market data exists as reported by the respective institutions at the measurement date.

The carrying values of financial instruments comprising cash and cash equivalents, prepaid and other assets, accounts payable, accounts receivable, due from related parties, and due to related parties approximate fair values due to the short-term maturities of these instruments.

Compensation and Benefits

The Company’s accounting policy for employee compensation follows ASC Topic 710, Compensation. Employee compensation is recorded in Compensation and Benefits in the Consolidated Statement of Operations.

The Company maintains a deferred compensation plan under which a portion of certain employees' incentive compensation is deferred and generally payable in installments over future periods, subject to the employees' continued employment through the applicable payment dates. The deferred amounts are intended to promote employee retention and are subject to forfeiture if the applicable service conditions are not satisfied.

Compensation expense associated with deferred awards is recognized over the requisite service period during which the employees provide the services necessary to earn the deferred compensation. A liability is recognized systematically and ratably as the related service condition is met and adjusted for actual forfeitures. Payments made under the plan reduce the related deferred compensation liability when settled.

Leases

The Company currently leases office space under operating lease arrangements. As these leases expire, it is expected that, in the normal course of business, they will be renewed or replaced. The Company must record a right-of-use asset and a lease obligation at the commencement date of the lease, other than for leases with an initial term of 12 months or less. As permitted under ASU 2016-02, the Company elects not to record short-term leases with an initial lease term less than 12 months on the Company’s Consolidated Balance Sheet. The Company has one lease with an initial term of 12 months or less. A lease obligation is initially and subsequently reported at the present value of the outstanding lease payments determined by discounting those lease payments over the remaining lease term using the incremental borrowing rate as of the commencement date. A right-of-use asset is initially reported at the present value of the corresponding lease obligation plus any prepaid lease payments and initial direct costs of entering into the lease, and reduced by any lease incentives. Subsequently, a right-of-use asset is reported at the present value of the lease obligation adjusted for any prepaid or accrued lease payments, remaining balances of any lease incentives received, unamortized initial direct costs of entering into the lease and any impairments of the right-of-use asset. The Company tests for possible impairments of right-of-use assets annually or

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

more frequently whenever events or changes in circumstances indicate that the carrying value of a right-of-use asset may exceed its fair value. Subsequent to an impairment, the carrying value of the right-of-use asset is amortized on a straight-line basis over the remaining lease term.

Most lease agreements for office space that are classified as operating leases contain renewal options, rent escalation clauses or other lease incentives provided by the lessor. Lease expense is accrued to recognize lease escalation provisions and renewal options that are reasonably certain to be exercised, as well as lease incentives provided by the lessor, on a straight-line basis over the lease term and is reported in general, administrative and other expenses in the Consolidated Statement of Operations.

Additionally, upon amendments or other events, the Company may be required to remeasure its lease liability and right-of-use asset.

Revenue Recognition

Management Fees

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers.

The Company enters into contracts with its customers, which are arrangements with affiliated funds, investment vehicles, and managed accounts (collectively, the “clients”) to provide ongoing investment management services.

The Company’s investment management services represent a single performance obligation, as the individual activities (e.g., portfolio management, monitoring, and advisory services) are not distinct within the context of the contract and are provided as an integrated, continuous service.

The transaction price consists of management fees, which are generally variable in nature and are calculated based on a percentage of invested capital, committed capital, net asset value, portfolio value, or other investor-specific measures as defined in the applicable contracts. The variability in the transaction price is resolved over time and is generally determinable at the end of each reporting period. The Company includes variable consideration in the transaction price to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur.

Since the Company provides a single performance obligation, the entire transaction price is allocated to that obligation.

The Company recognizes revenue over time as the performance obligation is satisfied, as clients simultaneously receive and consume the benefits of the services as they are performed. Management fees are typically billed quarterly in arrears. Revenue is generally measured and recognized at the end of each reporting period when the underlying inputs used to calculate fees are finalized and any uncertainty associated with the variable consideration is resolved.

Incentive and Performance-Based Fees

Incentive and performance-based fees are dependent upon the financial performance of the underlying investment portfolios and are subject to contractual performance thresholds, cumulative return mechanics and other performance-based economics embedded within the governing advisory agreements including income-based and capital gains based incentive provisions.

Incentive and performance-based fees represent variable consideration. The Company estimates the amount of variable consideration to which it expects to be entitled and includes that amount in the transaction price only when it is probable that recognizing such revenue will not result in a significant reversal in a future reporting period as the uncertainty related to the underlying performance conditions is resolved.

The amount of incentive and performance-based fees earned is dependent upon future investment performance and other contractual conditions. Accordingly, the Company generally recognizes incentive and performance-based fee revenue when the applicable performance measurement period has concluded, contractual performance criteria have been achieved, and the fees are no longer subject to a significant risk of reversal.

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Arranger fees

The Company earns transaction-based fees, consisting of arranger fees and skim fees (collectively, "arranger fees"). Such fees are earned in connection with debt origination and placement, incremental debt raises, and other financing execution services. Fees are negotiated on a transaction-by-transaction basis and may be structured as a flat fee, a percentage of the borrower's upfront fee, or a proportional share of total lender economics.

The Company's arranger fee arrangements are executed through fee letters, amendments, or other agreements executed in connection with the underlying financing documents, which establish enforceable rights and obligations between the parties, including the fee amount, payment terms, and the specified financing event giving rise to the fee. In certain instances, fee arrangements may be established through oral agreements or customary business practices between the Company and the borrower. The borrower (or, where applicable, the participating lender or co-investor) is the Company's customer under ASC 606.

The Company's performance obligation is to arrange, structure, and execute the specified financing transaction. This represents a single performance obligation satisfied at a point in time upon successful completion of the applicable financing event.

Revenue is therefore recognized upon completion of the applicable transaction in an amount that reflects the consideration the Company expects to receive under the terms of the arrangement. Because arranger fees are contingent upon the successful execution of the underlying financing transaction, no revenue is recognized until the financing arrangement has closed and collection is considered probable. The timing and amount of arranger fee revenue may vary significantly from period to period based on the volume, size, and structure of financing transactions completed during the period.

Remaining performance obligations

The Company has elected the practical expedient in ASC 606-10-50-14(b) for management and performance-based fees as the consideration to which it is entitled corresponds directly with the value of the services transferred to customers.

The Company has elected the practical expedient in ASC 606-10-50-14(a)for arranger fees.

Accounts receivable

Accounts receivable consist primarily of amounts due from investment funds, portfolio companies, managed accounts, and other counterparties for management fees, incentive fees, transaction-based fees, and reimbursable expenses. Accounts receivable are recorded at the invoiced amount and are generally due within one year.

The Company maintains an allowance for expected credit losses, which represents management's estimate of expected losses over the contractual life of the receivables and is recorded through a provision for credit losses in the accompanying Consolidated Statement of Operations.

In determining the allowance for expected credit losses, the Company considers historical collection experience, the aging of outstanding receivables, current economic conditions, the financial condition and creditworthiness of counterparties, and reasonable and supportable forecasts affecting collectability. The Company evaluates receivables on a collective basis when similar risk characteristics exist and may evaluate specific receivables individually when collection concerns are identified.

Receivables are written off when management determines that collection is not probable and all reasonable collection efforts have been exhausted. Recoveries of amounts previously written off are recorded when received.

At each reporting date, management evaluates the adequacy of the allowance for expected credit losses and adjusts the allowance as necessary based on facts and circumstances existing at that date.

The allowance for expected credit losses was $0 as of December 31, 2025.

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Income Taxes

The Company is not subject to federal income taxes. The members are responsible for reporting their proportionate share of the Company’s income on their separate tax returns. Accordingly, no federal income tax accruals have been provided for in the accompanying consolidated financial statements. The Company is subject to franchise taxes in Texas.

Accounting principles generally accepted in the United States of America set forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. The Company did not have any unrecognized tax benefits in the accompanying consolidated financial statements. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2025, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are from the year 2022 forward (with limited exceptions).

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Income Taxes. ASC 740-10 provides several clarifications related to uncertain tax positions. Most notably, a “more likely-than-not” standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10 applies a two-step process to determine the amount of tax benefit to be recognized in the financial statements. First, the Company must determine whether any amount of the tax benefit may be recognized. Second, the Company determines how much of the tax benefit should be recognized (this would only apply to tax positions that qualify for recognition). Accordingly, the Company has not recognized any material penalty, interest or tax impact related to uncertain tax positions.

Risks and Uncertainties

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties. The Company’s maximum exposure under these arrangements is unknown as they involve future claims that have not occurred and may not occur. However, based on past experience, management expects the risk of loss to be remote.

Recent Accounting Pronouncements

Pronouncements not yet adopted

On November 4, 2024, the FASB issued ASU 2024-03, Income Statement Reporting Comprehensive Income - Expense Disaggregation Disclosures ("ASU 2024-03"), which requires additional disclosure of the nature of expenses included in the Consolidated Statement of Operations. The standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the Consolidated Statement of Operations as well as disclosures about selling expenses. ASU 2024-03 is effective for our fiscal year beginning on January 1, 2027, and interim periods beginning on January 1, 2028. Entities should apply the guidance prospectively although retrospective application is permitted. The Company is evaluating the effects of this pronouncement on our financial reporting.

Note 3. Revenue

The following presents revenues disaggregated by nature:

For the Year
Ended December 31,
2025
Management fees	$30,380,628
Incentive and performance-based fees	6,759,914
Arranger fees	1,136,642
Total revenues	$38,277,184

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 4. Property and Equipment

Property and equipment, net as of December 31, 2025 is summarized as follows:

As of December 31,
2025
Furniture and fixtures	$68,979
Computers and purchased software	377,350
Leasehold improvements	122,496
568,825
Less: accumulated depreciation	(504,939)
Total property and equipment, net	$63,886

Depreciation expense amounted to $51,031 for the year ended December 31, 2025.

Note 5. 401(k) Retirement Plan and Deferred Compensation Plan

401(k) Retirement Plan

The Company has a 401(k) defined contribution pension plan, which generally covers all members and full-time employees meeting certain service requirements. The Company’s contribution to this plan for the year ended December 31, 2025 amounted to $276,597, which is included in compensation and benefits in the Consolidated Statement of Operations.

Deferred Compensation Plan

The Company maintains a deferred compensation plan for certain employees and executives designed to promote employee retention and align compensation with the Company's long-term objectives. Under the plan, eligible participants may receive a portion of their annual incentive compensation in the form of deferred cash awards.

Deferred awards are generally payable in installments over a specified service period, typically three years from the date of award. Participants must remain employed by the Company through the applicable vesting and payment dates to receive the deferred compensation. Unvested amounts are generally forfeited upon termination of employment as defined in the plan documents.

The Company accounts for deferred compensation awards as service-based compensation arrangements. Compensation expense is recognized over the requisite service period during which employees are required to provide service in exchange for the awards. A corresponding liability is accrued in a systematic and rational manner as the service condition is met for the portion of the awards earned as of each reporting date. Compensation expense is adjusted for actual forfeitures.

As of December 31, 2025, the Company had accrued deferred compensation liabilities related to the deferred compensation plan of $0, which are included within accrued compensation and benefits in the accompanying Consolidated Balance Sheet.

For the year ended December 31, 2025, the Company recognized deferred compensation expense of $1,994,310, which is included within compensation and benefits expense in the accompanying Consolidated Statement of Operations.

Future payments under the deferred compensation plan are contingent upon participants satisfying the applicable service requirements and, therefore, do not represent fixed contractual obligations until vested.

The following presents future deferred compensation payments owed to employees as follows:

2026	$1,992,059
2027	1,379,784
2028	737,740
Total deferred compensation	$4,109,583

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 6. Commitments and Contingencies

Operating Leases

The Company currently leases space in Bethesda, Maryland and Houston, Texas. At December 31, 2025, the Company’s leases have a remaining term of less than 2 years with a three-year and five-year renewal option, respectively. In May 2025, the Houston, Texas lease was renewed which required a remeasurement of the lease resulting in the additions of right-of-use assets and lease liabilities. Since the rents at the beginning of the renewal period will adjust to market rents, the renewal option does not create an economic incentive for the Company to exercise its options. Since the property is neither unique nor specialized and no other economic incentives exist, SCM concluded that, at the lease commencement date, while the options are reasonably certain of exercise, the leases renew at a market rental rate. As a result, the extended option periods are not included in SCM’s right-of-use asset and lease liability calculations.

The lease commitments provide for minimum annual rental payments, net of amounts prepaid, as of December 31, 2025 and are as follows:

2026	$283,164
2027	124,925
Total future minimum lease payments	408,089
Less: Imputed interest	(16,492)
Total lease obligation	$391,597

During the year ended December 31, 2025, the Company recognized rent expense on operating leases of $200,948, and such amount is included in general, administrative and other expenses in the Consolidated Statement of Operations.

In determining the lease obligation on the Consolidated Balance Sheet, the Company utilized a discount rate of 5.98%.

Contingencies

The Company is subject to claims, legal proceedings and other contingencies in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company establishes accruals for matters that are probable and can be reasonably estimated. Management believes that any liability in excess of these accruals upon the ultimate resolution of these matters will not have a material adverse effect on the financial condition of the Company.

Note 7. Related Party Transactions

As described in Note 1, the Company provides investment management and advisory services to its affiliates for which the Company receives management and performance-based fees. During the year ended December 31, 2025, the Company earned management fees and incentive fees of $30,380,628 and $6,759,914, respectively, from these affiliates, of which $7,499,861 remained payable by December 31, 2025.

The Company serves as administrator to Stellus Capital Investment Corporation and to Stellus Private Credit BDC (collectively, the “affiliates”) pursuant to separate administration agreements (each, an "Administration Agreement"). Under each Administration Agreement, the Company furnishes the applicable affiliate with office facilities and equipment and provides, or oversees the provision of, the clerical, bookkeeping, record keeping, and other administrative services necessary to conduct the affiliate's day-to-day operations.

Payments to the Company under each Administration Agreement are based on the applicable affiliate's allocable portion of the Company's overhead incurred in performing its obligations under the Administration Agreement, including rent, compliance function costs, and the allocable portion of the cost of the Company's Chief Financial Officer, Chief Compliance Officer, and their respective staff. To the extent the Company outsources any of its functions under an Administration Agreement, the applicable affiliate reimburses the associated third-party fees on a direct pass-through basis, without any incremental profit to the Company.

Under the Administration Agreements, the Company incurs certain costs on behalf of its affiliated entities, including occupancy, compliance, and other administrative costs. The Company has concluded that it is acting as an agent with respect to these expenditures because the underlying goods and services are obtained for the benefit of the affiliates and the Company does not control the related goods or services before they are transferred to the affiliates. Accordingly, reimbursements

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

received from the affiliates represent recoveries of costs paid on their behalf and are recorded as reductions of the related expenses or as receivable settlements, as applicable, rather than as revenue under ASC 606.

These certain expenses incurred by the affiliates are paid upfront and are reimbursed from the affiliates as permissible per the Administration Agreements. As of December 31, 2025, the total accounts receivable from the affiliates totaled $9,196,718, of which $1,696,847 related to reimbursable expenses. Reimbursable expenses incurred and management and performance-based fees earned but not yet received are included in Due from related parties on the Consolidated Balance Sheet.

Note 8. Members’ Equity

A limited liability company agreement (the “LLC Agreement”) governs the management of SCM and the rights, preferences, and privileges of members. No member of the LLC shall be personally obligated for any liability of the LLC or of any other member solely by reason of being a member of the LLC, except as expressly provided in the LLC Agreement.

Ownership of SCM is evidenced by the LLC Agreement between Stellus Capital Management Holdings, L.P. at 99% and SCM Holdings GP, LLC at 1%.

Management Fee and other fee revenue, net of expenses, are allocated to the Members on a pro rata basis as defined in the Agreement.

Note 9. Separation Agreement and Redemption Obligations

Effective July 21, 2023 (the "Separation Date"), the Company executed a Separation Agreement (the "Agreement") with a former executive and equity holder of the Members (the "Departing Partner").

In exchange for the forfeiture and redemption of such ownership interests, the Company agreed to provide the Departing Partner future contingent payments (the “Sunset Distributions”) subject to a stated maximum.

The terms of the Agreement provide for sunset distributions which are payable over multiple years and are subject to significant contingent features, including distributable income thresholds, payment deferral provisions, clawback rights, restrictive covenant compliance requirements, and offsets associated with certain future liquidity events. The Agreement generally provides for annual payments until the aggregate payment cap is reached.

The Agreement further provides that if a change-in-control were to occur, that the Departing Partner will participate in 7.5% of the Company’s distributable proceeds, subject to offsets for prior sunset distributions and the overall aggregate payment limitation, instead of the previously referenced annual payments.

The Agreement also contains customary restrictive covenant provisions, including non-compete, non-solicitation, confidentiality, and non-disparagement obligations.

The Company accounts for the Agreement as an equity redemption. The Company recognizes liabilities associated with the estimated redemption obligations as amounts become probable and reasonably estimable based on the facts and circumstances.

As of December 31, 2025, the Company had recorded a liability of $12.7 million related to the estimated distribution obligations classified as current in the accompanying Consolidated Balance Sheet due to the announcement of the acquisition of the Company by P10 Intermediate Holdings, LLC on February 5, 2026. See Note 11 Subsequent Events for further detail on the transaction. During the year ended December 31, 2025, the Company made cash payments of $504,132 that were accounted for as a reduction of the separation agreement obligation pursuant to the Agreement.

Note 10. Concentrations

The Company maintains the majority of its cash and cash equivalents balances in a single financial institution. The balances in these accounts usually exceed the insurance limits of the Federal Deposit Insurance Corporation. The Company is subject to credit risk should this financial institution be unable to fulfill its obligations. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on such deposits.

Stellus Capital Management, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 11. Subsequent Events

On February 5, 2026, the Company announced it entered into a definitive agreement with P10 Intermediate Holdings, LLC, an affiliate of Ridgepost Capital, Inc. (formerly known as P10, Inc.) (“Ridgepost”), pursuant to which Ridgepost will acquire Stellus Capital Management (the “Transaction”).

Pursuant to the terms of the Transaction, Stellus Capital Management and the Advisor will continue to be managed by their current partners, who will retain control of Stellus Capital Management and its subsidiary’s day-to-day operations, including investment decisions and investment committee processes.

On June 22, 2026, the Transaction with P10 Intermediate Holdings, LLC closed. Along with the closing of the Transaction the change of control provision in the Agreement with the Departing Partner was satisfied and the Separation agreement obligation was settled for $12.5 million.

In accordance with ASC 855, Subsequent Events, the Company evaluated all material events or transactions that occurred after December 31, 2025, the Consolidated Balance Sheet date, through September 4, 2026, the date the consolidated financial statements were issued, and determined no additional events or transactions which would materially impact the consolidated financial statements.